UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	369 N. New York Avenue, Suite 201 Winter Park, Florida (Address of principal executive offices)	32789 (Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

.01

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO-PA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2024, Philip R. Mays, age 56, was appointed Senior Vice President, Chief Financial Officer and Treasurer of CTO Realty Growth, Inc. (the “Company”), effective as of June 17, 2024. Upon the effectiveness of Mr. Mays’s appointment, Mr. Mays will act as the Company’s principal financial officer, and Lisa M. Vorakoun will resume her role as Senior Vice President and Chief Accounting Officer of the Company.

Mr. Mays was most recently the Chief Finance Officer of Shadowbox Studios, from September 2021 to February 2024. Prior to that, from June 2011 to September 2021, Mr. Mays served as Chief Financial Officer and Executive Vice President of Cedar Realty Trust, Inc. (“Cedar”), a NYSE-listed retail real estate investment trust (“REIT”). His departure from Cedar coincided with Cedar’s announcement that it would explore strategic alternatives, and preceded by six months the announcement of Cedar’s sale. Before joining Cedar, Mr. Mays served as Chief Accounting Officer and Vice President of Finance of Federal Realty Investment Trust, a NYSE-listed retail REIT, from May 2005 to June 2011. Earlier in his career, Mr. Mays held various accounting and finance positions, including seven years as an accountant at Ernst & Young LLP. At Ernst & Young LLP, he supervised audits and assisted clients in real estate, construction and hospitality, including public REITs. Mr. Mays received his Bachelor of Science in Accounting and Finance from Jacksonville University. He is a member of the American Institute of Certified Public Accountants.

There are no arrangements or understandings between Mr. Mays and any other persons pursuant to which he was appointed as Senior Vice President, Chief Financial Officer and Treasurer of the Company. There are no family relationships between Mr. Mays and any of the Company’s directors or executive officers, and Mr. Mays is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Philip R. Mays

On May 29, 2024, the Company and Mr. Mays entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Mays will serve as Senior Vice President, Chief Financial Officer and Treasurer of the Company, and will report directly to the Chief Executive Officer of the Company.

Under the Employment Agreement, Mr. Mays will receive an initial annual base salary of $375,000, which is subject to review and increase at the discretion of the compensation committee of the Company’s Board of Directors (the “Compensation Committee”).

In addition, for each fiscal year ending during his employment, Mr. Mays will be eligible to participate in, and earn annual incentive compensation pursuant to, the Company’s Amended 2017 Executive Annual Cash Incentive Plan (the “Annual Incentive Plan”). Mr. Mays’s Individual Target Opportunity (as defined in the Annual Incentive Plan) under the Annual Incentive Plan for 2024 will be 75% of Mr. Mays’s then current base salary (which, for the fiscal year ending December 31, 2024, will be pro-rated based on the number of days worked by Mr. Mays for the Company during such year), with “threshold”, “target” and “maximum” multipliers (as defined in the Annual Incentive Plan) for 2024 of 50%, 100% and 200% of the Individual Target Opportunity (as defined in the Annual Incentive Plan), all as set forth under the Annual Incentive Plan. The annual incentive compensation payable to Mr. Mays will be determined by the Company’s Board of Directors (the “Board”), based on the attainment of corporate and individual performance goals as determined by the Board and consistent with the terms and conditions of the Annual Incentive Plan, and may be paid in cash or in a combination of cash and equity incentive awards.

For each fiscal year beginning with the fiscal year ending December 31, 2025, Mr. Mays will be eligible to receive an award of long-term equity incentive compensation, to be granted in accordance with the Company’s executive compensation program in effect from time to time. Such awards typically will be granted near the commencement of each fiscal year under the Company’s equity incentive plan in effect from time to time pursuant to separate written agreements between Mr. Mays and the Company. Mr. Mays’s target annual equity award for 2025 will be 133% of his initial annual base salary.

Mr. Mays is entitled to reimbursement of certain reasonable, pre-approved relocation costs up to $15,000 in the aggregate. Mr. Mays is eligible to participate in any retirement plan, insurance or other employee benefit plan that is maintained at that time by the Company for its senior executive employees, including programs of life, disability, medical, dental and vision insurance, subject to the provisions of such plans as may be in effect from time to time and applicable law.

Compensation payable to Mr. Mays pursuant to the Employment Agreement or any other agreement or arrangement with the Company will be subject to clawback under any written clawback policies that the Company or Alpine Income Property Trust, Inc. has adopted or may adopt to the extent not prohibited by applicable law.

Pursuant to the terms of the Employment Agreement, if Mr. Mays’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement), then Mr. Mays will be entitled to receive (i) his accrued but unpaid base salary through the date of termination, which will be paid on the pay date immediately following the date of Mr. Mays’s termination in accordance with the Company’s customary payroll procedures or earlier if required by applicable law; (ii) reimbursement for unreimbursed business expenses properly incurred by Mr. Mays prior to termination, which will be subject to and paid in accordance with the Company’s expense reimbursement policy and the Employment Agreement; (iii) such employee benefits to which Mr. Mays may be entitled under any of the employee benefit plans or policies of the Company as of the date of Mr. Mays’s termination; (iv) any payments and benefits to the extent set forth in the award agreements pertaining to Mr. Mays’s equity incentive awards; (v) any amounts due and payable under the Annual Incentive Plan; and, (vi) if such termination occurs prior to June 17, 2029, a cash amount equal to 12 months’ worth of Mr. Mays’s then-current base salary, less applicable taxes and withholdings, payable no later than the 60th day after the date of termination of Mr. Mays’s employment. In addition, if, at any time during the 24-month period after a “change in control” (as defined in the Employment Agreement) occurs, Mr. Mays’s employment is terminated by the Company other than for “cause” or Mr. Mays voluntarily terminates his employment for “good reason” (each, as defined in the Employment Agreement), then Mr. Mays will receive (A) any unpaid accrued base salary, expense reimbursements, and other benefits earned and accrued under the Employment Agreement through the date of termination, (B) any payments and benefits to the extent set forth in the award agreements pertaining to Mr. Mays’s equity incentive awards, (C) any amounts due and payable under the Annual Incentive Plan, and (D) a separation payment in an amount equal to 12 months of Mr. Mays’s then-current base salary, less applicable taxes and withholdings, in one lump sum cash payment no later than the 60th day after the date of termination of Mr. Mays’s employment.

Mr. Mays’ right to receive the severance payments and benefits described above is subject to his compliance with restrictive covenants described below and his delivery and non-revocation of an effective general release of claims in favor of the Company.

The Employment Agreement contains customary non-competition, non-solicitation, confidentiality, and intellectual property provisions.

Under the Employment Agreement, if there is a change in ownership or control of the Company that would cause any payment or distribution by the Company or any other person, firm, corporation, partnership, company, association, or other entity to Mr. Mays or for Mr. Mays’s benefit (each a “Payment”) to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (such excise tax, together with any interest or penalties incurred by Mr. Mays with respect to such excise tax, the “Excise Tax”), Mr. Mays will receive the greatest of the following, whichever gives Mr. Mays the highest net after-tax amount (after taking into account federal, state, local and social security taxes): (a) the Payments or (b) one dollar less than the amount of the Payments that would subject Mr. Mays to the Excise Tax.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 31, 2024, the Company issued a press release announcing Mr. Mays’s appointment. A copy of the press release is attached hereto as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between CTO Realty Growth, Inc. and Philip R. Mays entered into May 29, 2024.
99.1	Press Release, dated May 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2024

CTO Realty Growth, Inc.

By: /s/ John P. Albright

John P. Albright, President and Chief Executive Officer